Exhibit 99.1

GeneDx Reports Third Quarter 2025 Financial Results and Business Highlights
•Reported third quarter 2025 revenues of $116.7 million with 65% year-over-year growth in exome and genome test revenue
•Accelerated exome and genome volume growth to 33% year-over-year
•Expanded adjusted gross margin to 74% and generated adjusted net income1 of $14.7 million for the third quarter 2025
•Raised guidance to deliver between $425 and $428 million in revenue with between 53% to 55% full year growth in exome and genome revenue
•Granted FDA Breakthrough Device Designation for GeneDx ExomeDx™ and GenomeDx™
•Leading the nation in genomic newborn screening (gNBS) as the sole commercial testing provider for new gNBS programs, including the NIH BEACONS initiative and Sunshine Genetics Network
•Hosting conference call today at 8:30 a.m. ET

GAITHERSBURG, Md., October 28, 2025 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic insights, today reported its financial results for the third quarter of 2025.
“GeneDx’s accelerated growth reflects more than business momentum - it’s proof of the profound impact we’re making for families navigating rare disease and the broader transformation underway across healthcare,” said Katherine Stueland, President and CEO of GeneDx. “The FDA’s Breakthrough Device Designation for our ExomeDx™ and GenomeDx™ tests underscores our innovative leadership in delivering faster, more accurate diagnoses when every day matters. Powered by GeneDx Infinity™, we’re helping usher in a new era of proactive, personalized care that begins at birth - advancing precision medicine to improve outcomes and change lives.”

Third Quarter 2025 Financial Results (Unaudited)1,2
Revenues
•Revenues grew to $116.7 million, an increase of 52% year-over-year.
•Exome and genome test revenue grew to $98.9 million, an increase of 65% year-over-year.
Exome and genome volume
•Exome and genome test results volume grew to 25,702, an increase of 33% year-over-year.
•Exome and genome represented 43% of all tests, up from 33% in the third quarter of 2024.
Gross margin
•Adjusted gross margin expanded to 74%, up from 64% in the third quarter of 2024.
◦GAAP gross margin was 72%.

Operating expenses
•Adjusted total operating expenses were $71.2 million, representing 61% of revenue in the third quarter of 2025, compared to 62% of revenue in the third quarter of 2024.
◦GAAP operating expenses were $87.8 million.

Net Income
•Adjusted net income was $14.7 million compared to $2.0 million in the third quarter of 2024.
◦GAAP net loss was $7.6 million.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $156.1 million as of September 30, 2025.
•Cash flow for the third quarter 2025 primarily included:
◦$8.8 million in free cash flow generated; and
◦$11.8 million in proceeds, net of fees, from the issuance of 101,367 shares of Class A common stock in connection with sales pursuant to our “at-the-market” offering.

1.Adjusted gross margin, adjusted total operating expenses and adjusted net income/(loss) are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented.
2.Revenue and adjusted gross margin growth rates in the comparative 2024 period exclude revenue and costs of sales from the exited Legacy Sema4 diagnostic testing business.

“The third quarter delivered volume acceleration coupled with gross margin expansion, and we’ve established a powerful scale advantage that sets the stage for profitable growth,” said Kevin Feeley, CFO of GeneDx. “As we capitalize on a rapidly expanding market, we’re investing to unlock sustainable, high growth with attractive margins.”

GeneDx Full Year 2025 Guidance
GeneDx has raised certain elements of its full year 2025 guidance and expects to deliver:

Metric	Previous Guidance	Updated Guidance
Revenue	$400 to $415 million	$425 to $428 million
Growth in exome and genome revenue	48% to 52%	53% to 55%
Growth in exome and genome volume	At least 30%	At least 30%
Adjusted gross margin	68% to 71%	70% to 71%
Adjusted net income	Positive each quarter and for full year	Positive each quarter and for full year

Third Quarter 2025 and Recent Business Highlights
Strategic Expansion and Market Leadership
•Introduced GeneDx InfinityTM, the largest rare disease dataset, which serves as the foundation for rare disease insights and powers GeneDx's ExomeDxTM and GenomeDxTM.
•Exhibited at the American Academy of Pediatrics (AAP) Annual Meeting, educating pediatricians about the updated AAP guidance recommending exome and genome sequencing as first-tier tests for children with global developmental delay or intellectual disability.
•Expanded coverage of whole genome sequencing with California Medicaid (Medi-Cal), opening access to testing in the nation’s most populous state and bringing the number of states covering exome or genome testing in the outpatient setting to 36.
•Announced the Autism Partnership Program in partnership with Jaguar Gene Therapy, expanding access to exome and genome testing for patients suspected of having SHANK3-related autism spectrum disorder (ASD) and Phelan-McDermid syndrome - the leading single-gene cause of ASD.
•Appointed Lisa Gurry as Chief Business Officer and Dr. Mimi Lee as Chief Precision Medicine Officer to accelerate precision medicine across policymakers, health systems, biopharmaceutical companies, advocacy groups, and payers to help more families with the power of data, AI, and clinical expertise.
•Appointed Dr. Thomas Fuchs, MD, PhD, to the board of directors, contributing his background at the intersection of AI and human health to support GeneDx’s business and mission.

Innovation & Clinical Leadership
•Granted FDA Breakthrough Device Designation for GeneDx ExomeDx™ and GenomeDx™ associated with causes of life-threatening diseases or genetic disorders to aid in diagnosis of symptomatic patients, underscoring GeneDx’s leadership in genomic medicine and critical role in delivering fast, accurate answers for patients with rare disease.
•Expanded leadership in genomic newborn screening through participation in key programs, including:
◦Announced participation in the nation’s first multi-state genomic newborn screening initiative, BEACONS (Building Evidence and Collaboration for GenOmics in Nationwide Newborn Screening), which was launched with a $14.4 million NIH award to enroll up to 30,000 newborns in as many as 10 states over the next three years.
◦Announced a partnership with Florida’s Sunshine Genetics Network to launch the nation’s first state-backed genomic newborn screening program and offer whole genome sequencing for newborns at select academic medical centers and hospitals, providing families and clinicians the opportunity for early detection and diagnosis of rare diseases.
•Added to the company’s 1,000+ publications and growing by showcasing pioneering research at the American Society of Human Genetics (ASHG) Annual Meeting including:
◦AI and machine learning approaches in rare disease diagnosis: In a study of over 250,000 exome and genome trios, GeneDx’s machine learning approach addresses challenges of identifying de novo variants with high accuracy and throughput, enabling greater efficiency and scalability.
◦The genetic causes of autism: In a study of over 62,000 individuals affected with autism, researchers highlight a core set of over 250 genes associated with autism and found moderate genetic correlations between autism and schizophrenia, epilepsy, and bipolar disorder.
◦Genomic newborn screening (gNBS): Updated results from the GUARDIAN study reports data from 15,000 newborns and demonstrates high enrollment rates, positive parental experiences, and meaningful follow-up outcomes – reinforcing the value of gNBS in accelerating time to diagnosis.
◦Clinical validation for long read sequencing: Long-read sequencing approaches demonstrate strong potential to improve clinical diagnostics, accurately detecting repeat expansions and resolving difficult-to-sequence regions.
•Showcased leadership in genomic newborn screening at the International Consortium of Newborn Sequencing (ICoNS), with data presented on GeneDx’s more than 22,000 newborns sequenced.

Webcast and Conference Call Details
GeneDx will host a conference call today, October 28, 2025, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our expected full year 2025 reported revenue, growth in exome and genome revenue and volume, adjusted gross margin and adjusted net income guidance. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction. The foregoing list of factors is not exhaustive. A further list and description of risks, uncertainties and other matters can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx (Nasdaq: WGS) is the global leader in rare disease diagnosis, transforming the way medicine is practiced by making genomics the starting point for health, not the last resort. We bring together unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the largest rare disease dataset – built over 25 years from millions of genomic tests and deep clinical insights. This unparalleled foundation powers our ExomeDx™ and GenomeDx™ tests, giving clinicians the highest likelihood of delivering a timely, accurate diagnosis. GeneDx is shaping the future of healthcare by moving the standard of care from sick care to proactive healthcare. While our roots are in rare disease diagnosis, our commitment extends beyond – growing with the families we serve – as a trusted partner at every stage of life. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue 1,2

	3Q25	2Q25	1Q25	4Q24	3Q24
Volumes
Whole exome, whole genome	25,702	23,246	20,562	20,676	19,262
Hereditary cancer	1,511	2,677	2,725	3,486	4,672
Other panels	33,003	31,833	28,228	30,115	35,095
Total	60,216	57,756	51,515	54,277	59,029

Revenue ($ millions)
Whole exome, whole genome	$98.9	$86.0	$71.4	$78.8	$60.0
Hereditary cancer	1.2	1.8	2.2	2.8	3.3
Other panels	13.4	12.3	12.1	12.3	13.8
Data information	1.5	2.0	1.4	1.4	(0.5)
Software and interpretation services	1.7	0.6	—	—	—
Total	$116.7	$102.7	$87.1	$95.3	$76.6
1.Excludes volume and revenue from the exited Legacy Sema4 diagnostic testing business for the third and fourth quarters of 2024.
2.Diagnostic testing volume and revenue amounts for the second quarter of 2025 revised to conform with current period presentation combining GeneDx and Fabric Genomics.
Unaudited Select Financial Information (in thousands)

	Three months ended September 30, 2025			Three months ended September 30, 2024
	GeneDx	Other[1]	Total	GeneDx	Other[1]	Total
Revenue	$114,697	$2,046	$116,743	$76,622	$252	$76,874
Adjusted cost of services	30,246	377	30,623	27,370	—	27,370
Adjusted gross profit	$84,451	$1,669	$86,120	$49,252	$252	$49,504
Adjusted gross margin %	73.6%	81.6%	73.8%	64.3%	100.0%	64.4%
1.Other includes revenue and cost of services from the Fabric Genomics operating segment for the three months ended September 30, 2025. For the three months ended September 30, 2024, Other includes revenue from the Legacy Sema4 diagnostic testing business.

	Three months ended September 30, 2025
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other[2]	Adjusted
Diagnostic test revenue	$113,523	$—	$—	$—	$—	$—	$113,523
Other revenue	3,220	—	—	—	—	—	3,220
Total revenue	116,743	—	—	—	—	—	116,743
Cost of services	32,216	(1,374)	(219)	—	—	—	30,623
Gross profit	84,527	1,374	219	—	—	—	86,120
Gross margin	72.4%						73.8%

Research and development	19,829	(242)	(1,749)	196	—	—	18,034
Selling and marketing	23,510	(1,334)	(1,674)	(136)	—	—	20,366
General and administrative	44,439	(3,524)	(6,944)	(188)	—	(974)	32,809

(Loss) income from operations	(3,251)	6,474	10,586	128	—	974	14,911

Interest expense, net	(562)	—	—	—	—	562	—
Other income (expense), net	(3,575)	—	—	—	3,401	(2)	(176)
Income tax expense	(247)	—	—	—	—	247	—
Net (loss) income	$(7,635)	$6,474	$10,586	$128	$3,401	$1,781	$14,735

Basic (loss) earnings per share[1]	$(0.27)						$0.51
Diluted (loss) earnings per share[1]	$(0.27)						$0.49

	Three months ended September 30, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Other[2]	Adjusted
Diagnostic test revenue	$77,418	$—	$—	$—	$—	$—	$77,418
Other revenue	(544)	—	—	—	—	—	(544)
Total revenue	76,874	—	—	—	—	—	76,874
Cost of services	29,045	(1,495)	(174)	(6)	—	—	27,370
Gross profit	47,829	1,495	174	6	—	—	49,504
Gross margin	62.2%						64.4%

Research and development	11,665	(222)	(537)	—	—	—	10,906
Selling and marketing	17,025	(1,225)	(394)	(55)	—	—	15,351
General and administrative	26,919	(2,987)	(2,531)	(308)	—	—	21,093

(Loss) income from operations	(7,780)	5,929	3,636	369	—	—	2,154

Interest expense, net	(843)	—	—	—	—	843	—
Other income (expense), net	264	—	—	—	880	(1,327)	(183)
Income tax benefit	47	—	—	—	—	(47)	—
Net (loss) income	$(8,312)	$5,929	$3,636	$369	$880	$(531)	$1,971

Basic (loss) earnings per share[1]	$(0.31)						$0.07
Diluted (loss) earnings per share[1]	$(0.31)						$0.07
1.Basic and diluted (loss) earnings per share are calculated based on 28,797,730 and 30,152,510 weighted average shares outstanding for the three months ended September 30, 2025, respectively, and 27,095,986 and 28,836,909 weighted average shares outstanding for the three months ended September 30, 2024, respectively.
2.Other represents interest expense, net, and income tax (expense) benefit for all periods presented. For the three months ended September 30, 2025, Other includes costs related to legal reserves. For the three months ended September 30, 2024, Other includes reserves, net of insurance related to a legal settlement.

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2025 (Unaudited)	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$95,968	$85,212
Marketable securities	59,111	55,973
Accounts receivable	60,938	37,629
Inventory, net	10,569	10,650
Prepaid expenses and other current assets	10,997	8,504
Total current assets	237,583	197,968
Operating lease right-of-use assets	24,200	25,613
Property and equipment, net	42,422	32,893
Goodwill	12,798	—
Intangible assets, net	172,585	158,600
Other assets[1]	4,314	4,306
Total assets	$493,902	$419,380
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$50,334	$30,983
Short-term lease liabilities	4,429	3,336
Other current liabilities	32,858	20,498
Total current liabilities	87,621	54,817
Long-term debt, net of current portion	51,579	51,913
Long-term lease liabilities	57,153	60,919
Other liabilities	4,258	5,519
Deferred taxes	1,033	965
Total liabilities	201,644	174,133
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	2	2
Additional paid-in capital	1,647,083	1,596,889
Accumulated deficit	(1,355,829)	(1,352,474)
Accumulated other comprehensive income	1,002	830
Total stockholders’ equity	292,258	245,247
Total liabilities and stockholders’ equity	$493,902	$419,380
1.Other assets includes $1.0 million of restricted cash as of both September 30, 2025 and December 31, 2024.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue
Diagnostic test revenue	$113,523	$77,418	$299,382	$207,961
Other revenue	3,220	(544)	7,168	1,849
Total revenue	116,743	76,874	306,550	209,810
Cost of services	32,216	29,045	92,645	81,618
Gross profit	84,527	47,829	213,905	128,192
Research and development	19,829	11,665	47,485	34,134
Selling and marketing	23,510	17,025	61,274	49,695
General and administrative	44,439	26,919	103,988	76,382
Loss (income) from operations	(3,251)	(7,780)	1,158	(32,019)

Non-operating (expenses) income, net
Change in fair value of financial liabilities	(3,401)	(880)	(2,320)	(11,390)
Interest expense, net	(562)	(843)	(2,019)	(2,334)
Other (expense) income, net	(174)	1,144	274	(12,300)
Total non-operating expense, net	(4,137)	(579)	(4,065)	(26,024)
Loss before income taxes	(7,388)	(8,359)	$(2,907)	$(58,043)
Income tax (expense) benefit	(247)	47	(448)	319
Net loss	$(7,635)	$(8,312)	$(3,355)	$(57,724)

Weighted-average shares outstanding of Class A common stock	28,797,730	27,095,986	28,505,657	26,593,877
Basic and diluted loss per share, Class A common stock	$(0.27)	$(0.31)	$(0.12)	$(2.17)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2025	2024
Operating activities
Net loss	$(3,355)	$(57,724)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	18,343	16,395
Stock-based compensation expense	22,382	6,293
Change in fair value of financial liabilities	2,320	11,390
Deferred tax expense (benefit)	448	(319)
Provision for excess and obsolete inventory	152	137
Legal reserves	810	12,123
Change in third party payor reserves	8,746	737
Other	2,382	2,639
Change in operating assets and liabilities:
Accounts receivable	(22,799)	(5,850)
Inventory	(72)	(2,131)
Accounts payable and accrued expenses	5,185	(7,807)
Other assets and liabilities	1,827	(1,196)
Net cash provided by (used in) operating activities	36,369	(25,313)
Investing activities
Acquisition of business, net of cash acquired	(33,195)	—
Purchases of property and equipment	(14,670)	(2,441)
Purchases of marketable securities	(36,535)	(52,725)
Proceeds from sales of marketable securities	—	598
Proceeds from maturities of marketable securities	33,955	24,955
Net cash used in investing activities	(50,445)	(29,613)
Financing activities
Proceeds from offerings, net of issuance costs	25,568	14,589
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,262	—
Exercise of stock options	982	247
Long-term debt principal payments	(906)	(198)
Finance lease principal payments	(2,074)	(1,499)
Net cash provided by financing activities	24,832	13,139
Net increase (decrease) in cash, cash equivalents and restricted cash	10,756	(41,787)
Cash, cash equivalents and restricted cash, at beginning of period	86,202	100,668
Cash, cash equivalents and restricted cash, at end of period (1)	$96,958	$58,881

Supplemental disclosures of cash flow information
Cash paid for interest	$4,835	$5,035
Cash paid for taxes	$1,039	$910
Stock consideration paid pursuant to exercise of Perceptive warrant	$—	$12,586
Purchases of property and equipment in accounts payable and accrued expenses	$4,472	$2,612
Assets acquired under capital lease obligations	$—	$689
(1)Cash, cash equivalents and restricted cash as of September 30, 2025 excludes marketable securities of $59.1 million.